EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 28, 2024, with respect to the consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries’, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Houston, Texas
June 12, 2024